Exhibit 99.01

Press Release

Available for Immediate Publication: April 29, 2013

First National Bank of Northern California Reports Second Quarter 2013 Earnings of $0.32 Per Diluted Share

Source:FNB Bancorp (CA) (Bulletin Board:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (Bulletin Board: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common shareholders for the second quarter of 2013 of $1,207,000 or $0.32 per diluted share, compared to net earnings available to common shareholders of $1,071,000 or $0.29 per diluted share for the second quarter of 2012. Dividend payments on the preferred shares outstanding were made as required by the Treasury Department’s Small Business Lending (SBLF) Program and a $3,150,000 partial redemption of SBLF preferred stock was completed during the second quarter of 2013. Total assets as of June 30, 2013 were $901,488,000 compared to $748,750,000 as of June 30, 2012. Our net loans increased by $77,938,000 since June 30, 2012. During this same time frame, our deposits increased by $150,957,000 or 23%. At June 30, 2013, the Company had considerable liquid assets on hand of $281,422,000 in available for sale securities as well as $23,698,000 in cash and cash equivalents.

“During the second quarter of 2013, our island of Guam office was closed. This office was acquired by the Company in our acquisition of Oceanic Bank that was completed in September, 2012. Alternatives to closure of this branch office, such as a sale to another financial institution, either in whole or in part, were explored. After a considerable due diligence period, the Company was not able to find a suitable buyer and the office was closed on June 14, 2013. The Company intends to retain the loan relationships as well as the Certificate of Deposit customers through their maturity date, and will service these customers from our Battery Street, San Francisco location. Checking and savings deposit account holders will not be retained. Overall, the closure of the Guam branch office will allow the Company to concentrate our efforts on our operations in San Francisco and on the San Francisco peninsula. The consolidation of our Post Street office into our Battery Street office recently occurred during July, 2013. This action was taken in order to more properly align our cost structure with the low interest environment we find ourselves. The service levels in our branch offices are critically important to us and must be maintained. Any cost reductions that are implemented are done so only after due consideration of our customers and the customer experience,” stated Tom McGraw, Chief Executive Officer.

Financial Highlights: Second Quarter, 2013

Consolidated Statements of Earnings

(in ’000s except earnings per share amounts)

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012

Interest income	$9,317	$7,878	$18,665	$15,760
Interest expense	639	653	1,321	1,337
Net interest income	8,678	7,225	17,344	14,423
Provision for loan losses	(510)	(400)	(1,110)	(800)
Noninterest income	1,133	1,415	2,158	3,335
Noninterest expense	7,385	6,498	15,124	13,551
Income before income taxes	1,916	1,742	3,268	3,407
Provision for income taxes	(537)	(514)	(959)	(891)
Net earnings	1,379	1,228	2,309	2,516
Dividends and discount accretion on preferred stock	172	157	330	343
Net earnings available to common shareholders	$1,207	$1,071	$1,979	$2,173

Basic earnings per share	$0.32	$0.29	$0.53	$0.59
Diluted earnings per share	$0.32	$0.29	$0.52	$0.58

Average assets	$904,421	$750,351	$899,231	$742,895
Average equity	$93,938	$88,476	$94,654	$88,177
Return on average assets	0.53%	0.57%	0.44%	0.59%
Return on average equity	5.14%	4.84%	4.18%	4.93%
Efficiency ratio	75%	75%	78%	76%
Net interest margin (taxable equivalent)	4.41%	4.48%	4.44%	4.52%
Average shares outstanding	3,729	3,690	3,722	3,688
Average diluted shares outstanding	3,813	3,752	3,810	3,739

Financial Highlights: Second Quarter, 2013

Consolidated Balance Sheets

(in ’000s)

	As of June 30, 2013	As of December 31, 2012	As of June 30, 2012	As of December 31, 2011

Assets:
Cash and cash equivalents	$23,698	$27,861	$44,856	$38,474
Interest-bearing time deposits with other financial institutions	8,473	13,216	—	—
Securities available for sale, at fair value	281,422	234,945	203,548	187,664
Loans, net	531,238	541,563	453,300	443,721
Premises, equipment and leasehold improvements, net	12,699	12,706	12,916	13,227
Other real estate owned, net	6,675	6,650	1,923	2,747
Goodwill	1,841	1,841	1,841	1,841
Other equity securities	5,300	5,464	4,603	4,608
Accrued interest receivable	3,886	3,760	3,621	3,614
Prepaid expenses	718	1,372	1,609	2,107
Bank owned life insurance	11,975	11,785	11,594	9,521
Other assets	13,563	14,177	8,939	8,117
Total assets	$901,488	$875,340	$748,750	$715,641

Liabilities and stockholders’ equity:
Deposits:
Demand and NOW	$269,369	$253,849	$223,341	$202,690
Savings and money market	385,017	343,437	323,372	310,237
Time	148,414	171,066	105,130	108,851
Total deposits	802,800	768,352	651,843	621,778
Accrued expenses and other liabilities	8,597	11,630	7,586	6,667
Total liabilities	811,397	779,982	659,429	628,445
Stockholders’ equity	90,091	95,358	89,321	87,196
Total liab. and stockholders’ equity	$901,488	$875,340	$748,750	$715,641

Other Financial Information

Allowance for loan losses	$9,745	$9,124	$8,458	$9,897
Nonperforming assets	$18,527	$19,124	$20,953	$21,845
Total gross loans	$540,983	$550,687	$461,758	$453,618

“Our investment portfolio and deposit portfolio experienced growth during the three and six months ended June 30, 2013. Our core deposit balances are at historical highs. Our loan portfolio declined during the second quarter of 2013, due primarily to the repayment of several large commercial real estate loans, yet our loan application pipeline has increased. With the recent uptick in the three, five and ten year U.S. Treasury yields, our loan prepayments are expected to slow during the third quarter of 2013 when compared to the second quarter of 2013. Overall, our assets and our deposits grew by 0.4% during the quarter, despite the closure of our office on the island of Guam. Our stockholders’ equity decreased during the second quarter of 2013, due primarily to the redemption of $3,150,000 or 25% of the outstanding Preferred stock – series C issued to the U. S. Treasury as part of their SBLF program. This was the first redemption we have consummated with the U.S. Treasury. As our capital base will allow, the Board has determined that additional redemptions of this type may be in the Bank’s best interest. The Oceanic Bank purchase has now been fully integrated into the operations of the Company. Management has taken steps designed to prudently reduce our future noninterest expenses through the consolidation of branch offices while at the same time keeping our focus on maintaining the highest level of customer service. We understand that we must meet or exceed our customers expectations relative to their banking experience with us. For 50 years, we have built our organization around the idea that we must earn our customers business,” continued CEO Tom McGraw.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.